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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Flowers Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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MARCH 14, 2001   COMPANY PRESS RELEASE    SOURCE: FLOWERS INDUSTRIES (NYSE:FLO)


FLOWERS INDUSTRIES ANNOUNCES RECORD DATE FOR TRANSACTION


THOMASVILLE, GA--Flowers Industries announced today that March 26, 2001 will be the record date for the merger transaction with Kellogg Company and the associated spin-off of Flowers Foods. If the merger transaction is completed, shareholders of record at the close of business on March 26 will receive a cash payment estimated to be between $12.45 and $12.60 per share, and one share of Flowers Foods common stock for every five shares of Flowers Industries common stock they own.

Flowers Industries mailed its definitive proxy statement to shareholders of record on February 22, 2001. The proxy statement provides detailed information regarding the merger of Flowers Industries with a subsidiary of Kellogg Company. On March 26, 2001 a special meeting of Flowers Industries shareholders will be held to vote on the merger. The merger and spin-off are expected to occur shortly thereafter.




Statements contained in this document that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements in this document and that may affect the company's prospects include, but are not limited to, changes in general economic and business conditions, the company's ability to recover its raw materials costs in the pricing of its products, actions of competitors, and the extent to which the company is able to develop new products and markets for its products, and such other factors as are described in the company's filings with the Securities and Exchange Commission.


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